Exhibit 99.1

Annual Meeting of Stockholders June 4, 2015 The LEADER in Middle Market Real Estate Capital Solutions SINGLE TENANT OPERATIONAL REAL ESTATE

Disclaimer This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, that are subject to the “safe harbor” created by that section. These forward-looking statements include comments with respect to our objectives and strategies, and the results of our operations and our business. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “expects,” “assumes,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning, or future or conditional words such as “assuming,” “will,” “would,” “possible,” “proposed,” “projected,” “positioned,” “vision,” “opportunity,” “should,” “could,” “indicative,” “target” or “may.” FORWARD-LOOKING STATEMENTS INVOLVE NUMEROUS RISKS AND UNCERTAINTIES, AND YOU SHOULD NOT RELY ON THEM AS PREDICTIONS OF FUTURE EVENTS. FORWARD-LOOKING STATEMENTS DEPEND ON ASSUMPTIONS, DATA OR METHODS THAT MAY BE INCORRECT OR IMPRECISE, AND WE MAY NOT BE ABLE TO REALIZE THEM. WE DO NOT GUARANTEE THAT THE TRANSACTIONS AND EVENTS DESCRIBED WILL HAPPEN AS DESCRIBED (OR THAT THEY WILL HAPPEN AT ALL). THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE ACTUAL RESULTS AND FUTURE EVENTS TO DIFFER MATERIALLY FROM THOSE SET FORTH OR CONTEMPLATED IN THE FORWARD-LOOKING STATEMENTS: general business and economic conditions; continued volatility and uncertainty in the credit markets and broader financial markets, including potential fluctuations in the consumer price index; other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments, and potential damages from natural disasters; availability of suitable properties to acquire and our ability to acquire and lease those properties on favorable terms; ability to renew leases, lease vacant space or re-lease space as existing leases expire or are terminated; the degree and nature of our competition; our failure to generate sufficient cash flows to service our outstanding indebtedness; access to debt and equity capital markets; fluctuating interest rates; availability of qualified personnel and our ability to retain our key management personnel; changes in, or the failure or inability to comply with, government regulation, including Maryland laws; failure to maintain our status as a REIT; changes in the U.S. tax law and other U.S. laws, whether or not specific to REITs; and the risks described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. This presentation contains references to our copyrights, trademarks and service marks and to those belonging to other entities. Solely for convenience, copyrights, trademarks, trade names and service marks referred to in this presentation may appear without the © or ® or TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these copyrights, trademarks, trade names and service marks. We do not intend our use or display of other companies’ trade names, copyrights, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

S|T|O|R|E Overview S|T|O|R|E is Single Tenant Operational Real Estate The leader in middle market net-lease solutions: management team has a 35-year track record and has originated more than $12 billion of investments in STORE assets Target a $2.3 trillion market for single-tenant “profit center” real estate: $6.4 billion pipeline1 of potential targeted investments One of the fastest growing net-lease REITs in the US: $3.1 billion invested since our organization in 2011 High quality portfolio subject to long-term leases: S T O R E believes that 76% of contracts are equivalent to investment grade (internal S T O R E rating of Baa3 or above) Efficient capital structure: Access to A+ rated debt conduit, together with a low dividend payout ratio Scalable platform positioned for growth: Targeting market-leading external growth, together with internal growth Data as of March 31, 2015. 1 S T O R E’s pipeline as of March 31, 2015. S T O R E may never acquire properties in its pipeline for a variety of reasons as described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. .

S|T|O|R|E’s Key Achievements Generated a total return to shareholders of 14.6% since IPO, versus 2.5% for the MSCI U.S. REIT Index1 Invested over $515 million year-to-date at an initial weighted average cap rate of 8.3%2 Increased our pipeline of potential targeted investments to approximately $6.4 billion3 Expanded our portfolio to 1,131 property locations, representing 259 customers across more than 70 industry groups4 Issued $365 million of A+ rated notes under our Master Funding debt program, with a weighted average interest rate of 4.06% and a weighted average term of 9.2 years Declared a first quarter 2015 dividend of $0.25 per common share, representing an AFFO payout ratio of 74% 1 Source: Bloomberg. Represents total return over period from November 17, 2014 through May 29, 2015; based on IPO price of $18.50 on November 17, 2014 for S T O R E. Past performance is not necessarily an indicator of our future performance. 2 Represents acquisitions of real estate and investment in loans receivable between January 1, 2015 and May 14, 2015. 3 S T O R E’s pipeline as of March 31, 2015. See slide 8 for more information about S T O R E's pipeline, including its composition. S T O R E may never acquire properties in its pipeline for a variety of reasons as described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. 4 As of May 14, 2015.

Experienced Leadership Team with a Proven Track Record Management team with 35-year track record More than $12 billion invested in 8,000+ STORE assets $4 billion raised in investor capital $6 billion made in investor distributions Investor returns in management’s prior investment vehicles have outperformed benchmarks1 Guided the formation, and ultimate sale, of two successful NYSE-listed REITs: Franchise Finance Corporation of America (“FFCA”)(NYSE: FFA) and Spirit Finance (NYSE: SFC) FFCA Spirit Finance 17 Privately Traded Funds (16 SEC Registered) S | T | O | R | E Spirit Finance sold FFCA sold Data as of March 31, 2015. 1 Prior performance is not necessarily an indicator of future performance, and S T O R E’s future returns may not exceed industry benchmarks. We believe we have originated more single-tenant operational real estate investments than any other market participant 1981 – 2015 investment activity ($MM)1 $0 $400 $800 $1,200 $1,600 $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 1981 1983 1985 1987 1989 1991 1993 1995 1997 1999 2001 2003 2005 2007 2011 2012 2013 2014 2015 YTD Cumulative Activity Annual Investment Activity

S|T|O|R|E capital

Experienced Leadership Team with a Proven Track Record

S|T|O|R|E's leadership team has consistently outperformed

ANNUALIZED TOTAL RETURNS OF FFCA



From IPO to sale
Two years prior to sale
12.2 %
FFCA
11.5 %
MSCI US REIT Index
16.7 %
S&P 500
17.8 %
FFCA
16.9 %
MSCI US REIT Index
S&P 500
(4.3)%

ANNUALIZED TOTAL RETURNS OF SPIRIT FINANCE



From IPO to sale
Two years prior to sale
19.7%
Spirit Finance
10.8%
MSCI US REIT Index
8.8%
S&P 500
19.3%
Spirit Finance
6.6%
MSCI US REIT Index
9.3%
S&P 500

Note: Represents the total annualized return of both FFCA and Spirit Finance relative to both the S&P 500 and MSCI US REIT Index over the applicable time periods (from IPO to sale period of June 1994 to August 2001 for FFCA and December 2004 to August 2007 for Spirit, and two years prior to delisting period of August 1999 to August 2001 for FFCA and August 2005 to August 2007 for Spirit. The past performance data presented above is not an indicator of S|T|O|R|E's future performance, and its performance may be significantly less favorable. Moreover, some of the past performance data covers periods with economic characteristics and cycles and interest rate environments that are significantly different from those S|T|O|R|E faces today and may face in the future.

5

STORE capital

Target Market Exceeding $2.3 Trillion in Size

Our target market is the largest commercial real estate sector not represented by institutional capital

MARKET OVERVIEW

- **Large**
  - More than **$2.3 trillion** of STORE properties in the United States
  - S|T|O|R|E has a **$6.4 billion** pipeline of potential targeted investments[1]
- **Diverse**
  - Highly fragmented
  - More than 1.5 million properties
- **Underserved**
  - S|T|O|R|E focuses on larger, unrated bank-dependent companies
  - Underserved by the market
  - Regulatory rules discourage participation by traditional banks

TOTAL TARGET MARKET

Available $2.3 Trillion STORE Property Market			Public Triple Net
Service	Retail	Industrial	Lease REITs[2]
47.0%	37.0%	16.0%	3.4%

S|T|O|R|E'S TARGET MARKET


S|T|O|R|E'S TARGET MARKET
Rated Companies
Large Companies
Middle Market Companies
Small Companies

Source: SNL Financial, Morningstar, Company Data, Industry Specific Associations

[1] S|T|O|R|E's pipeline as of March 31, 2015. See slide 8 for more information about S|T|O|R|E's pipeline, including its composition. S|T|O|R|E may never acquire properties in its pipeline for a variety of reasons as described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

[2] Triple Net Lease REITs include American Realty Capital Properties, Inc.; Chambers Street Properties; EPR Properties; Lexington Realty Trust; National Retail Properties, Inc.; Realty Income Corporation; Select Income REIT; Spirit Realty Capital, Inc.; and W. P. Carey Inc. Represents enterprise value of those companies as of March 31, 2015, per SNL Financial.

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 ..AND SOLUTIONS THAT DRIVE tenant wealth creation Add-on expansion capital Development capital Substitution provisions Tax efficiencies And more . Superior Direct Origination Platform Filling a customer need. We designed S | T | O | R | E to fill the needs of our tenants for efficient real estate capital solutions. Relationship manager alignment. Our investment team is incentivized to drive long term S | T | O | R | E shareholder results. Source: NNNetAdvisors.com and Company data. As of March 31, 2015. 1 Represents the initial weighted average cap rate. 2 Includes national restaurant concepts that have a minimum of 100 franchised locations and no corporate guarantee from the franchisor. Represents the average cap rate for 1Q 2015. 3 Includes retail, industrial and medical office concepts that have a minimum of 100 locations and are leased to a tenant under a lease with 10 or more years remaining on the base lease term, with retail comprising the bulk of this category. Represents the average cap rate for 1Q 2015. Direct calling efforts on thousands of companies and financial sponsors DIRECT Tenant introductions through real estate broker relationships Virtual Salesforce >75% <25% 1.6% – 2.0% A NET-LEASE PRICING ADVANTAGE Direct sourcing and lease contract creation designed to allow us to generate higher yields from same tenants Average net-lease cap rate ..Achieved through INTEREST ALIGNMENT 8.5% 8.3% 6.7% 6.3% 6.0% 6.5% 7.0% 7.5% 8.0% 8.5% 9.0% STORE Avg. Cap Rate (Since Inception)¹ STORE Avg. Cap Rate (Q1'15)¹ Industry Avg. Nat'l Restaurant Franchisee² Industry Avg. Leases Longer than 10 Years³

We have a $6.4 billion Pipeline[1] of Potential Investments

S|T|O|R|E is selective, closing just ~6% of all identified opportunities

PIPELINE STAGES



Investment Opportunities
$6.4 billion total pipeline as of March 31, 2015
50% Actionable Opportunities
32% Letter of Intent Sent
12% Letter of Intent Executed
8% Approved
6% Contract Executed
5.6% Close

PIPELINE SECTOR DISTRIBUTION AS OF MARCH 31, 2015[2]



Education 3%
Grocery 3%
Gyms 2%
Theaters 5%
Other 6%
Storage 9%
Restaurant 24%
Retail 18%
Specialty Medical 4%
Entertainment 11%
Industrial 15%

[1] *Data as of March 31, 2015. S|T|O|R|E may never acquire properties in its pipeline for a variety of reasons, including the discovery of previously unknown liabilities or other items uncovered during its diligence process, unsuccessful negotiations with potential sellers and the failure of closing conditions to be satisfied. In addition, the pipeline is dynamic, and its size and composition, as well as the timing and probability of investment closing, are likely to vary substantially over time. Accordingly, you should not place undue reliance on the pipeline disclosures in this presentation.*
[2] *Based on properties for which an industry sector had been identified.*

8

Time-Tested Underwriting Approach S T O R E’s bottom-up approach to underwriting has remained consistent over the past 35 years Unit-Level Profitability Each asset in which we invest has its own discrete profit and loss statement, which is our primary source of payment Corporate Credit Should the assets we invest in fail to produce profits, then payments are received from cash flows from other corporate assets Underlying Real Estate Value while our focus has become more refined based on several studies of years of empirical data which looked to find the highest predictors of default and recovery Property Sale or Re-let 2000 2012 We use a sophisticated, data-driven underwriting approach Seminal FFCA fixed income research portfolio studies 1997 & Spirit Finance performance Sector research, management evaluation and contract documentation

S|T|O|R|E Contracts vs. Investment Grade Tenant Leases

Our investment portfolio is comprised of 76% investment-grade contracts

CONTRACTS GOVERN RISK

- Tenant credit ratings are transient and only one payment source
  - — Over 15 years, half of investment-grade companies lose their investment-grade ratings[1]
- Contracts can encompass more permanent characteristics
- Investment-grade profit-center contracts provide the following:

Feature	Importance
Rational investment amounts	Lower investment risk
Master leases & cross-defaults	Alignment & investment diversity
Unit-level reporting	Site & payment stream quality indication

TYPICAL LEASE STRUCTURE FOR SELECT COMPANIES vs. S|T|O|R|E

	Home Depot	LA Fitness	Walgreen's	Dollar General	S|T|O|R|E
Rent Bumps	✓	✓	×	×	✓
Unit Level Reporting	×	×	×	×	✓
Master Lease/ Cross Default	×	×	×	×	✓
Triple Net	✓	✓	×	×	✓
Avg. $/PSF[2]	$180	$283	$416	$163	
S|T|O|R|E Comparatives[3]	$100	$156	$302	$96	

We believe a BB tenant with a strong contract is generally equal to or better than an investment-grade tenant with a weak contract

Source: Company filings, CoStar, Standard & Poor's Ratings Services
[1] "2013 Annual Global Corporate Default Study and Ratings Transitions", Standard & Poor's Ratings Services
[2] CoStar as of March 31, 2015 (prior 18 month average for reported transactions).
[3] Home Depot comparative $/PSF represents average of S|T|O|R|E's electronic and home goods stores. LA Fitness comparative $/PSF represents average of S|T|O|R|E's fitness centers. Walgreen's comparative $/PSF represents average of S|T|O|R|E's urgent care centers. Dollar General comparative value represents average of S|T|O|R|E's dollar stores. The comparability of the assets is not necessarily an indicator of future results and assets may not be fully comparable as a result of S|T|O|R|E 's sample size and market or locational differences. Data as of March 31, 2015.

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Proprietary and Intensive Contract Monitoring System Data as of March 31, 2015. Expected default frequency & STORE score equivalent Ratings A strong and diverse portfolio with a median STORE Score rating of A3 100 200 300 400 500 600 NR Caa B3 B2 B1 Ba3 Ba2 Ba1 Baa3 Baa2 Baa1 A3 A2 A1 Aa3 Aa2 Aa1 Aaa Investment ($MM) STORE Score Moody's Riskcalc Rating Portfolio Weighted Average EDF (Tenant Risk): 1.68% (Ba3) Portfolio Weighted Average STORE Score (Contract Risk ): 0.67% (Ba1) Approximately 76% of investments have STORE Score ? Baa3 Median STORE Score Median EDF

STORE capital

Portfolio – At a Glance

OUR PORTFOLIO AS OF MARCH 31, 2015

Investment Property Locations	1,073
Customers	246
Industries in which Customers Operate	69
States	46
Proportion of Portfolio from Direct Origination	~75%
Weighted Average Annual Lease Escalation[1]	1.7%
Weighted Average Remaining Lease Contract Term	~15 Years
Occupancy[2]	100%
# of Properties not Currently Operating but Subject to a Lease[3]	4
# of Investment Locations Subject to a Ground Lease	8
% of Investment Portfolio Subject to NNN Leases (Based on ABR)	97%
% of Investment Portfolio Subject to Master Leases (Based on ABR)[4]	73%
Average Investment Amount / Replacement Cost (New)[5]	82%
% of Investments Providing Unit-Level Financial Reporting	97%
Median Unit Fixed Charge Coverage Ratio / 4-Wall Coverage Ratio[6]	1.95x / 2.39x
Proportion of Investment Contracts Rated Investment Grade[7]	~76%
Top Tenant Exposure (Based on ABR)	3.2%
Top 5 Tenant Exposure (Based on ABR)	11.5%


Applebee's


ASHLEY
FURNITURE
HomeStore


M
MOUNTAINSIDE FITNESS

Note: See slide 25 for the definitions and footnotes referenced above. "ABR" is annualized base rent and interest.

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STORE capital

# Diversified Across Geographies[1]

**_Now in 46 states, with expected national distribution_**



Greater than 7.5% | 5.0% - 7.5% | 2.5% - 5.0% | Less than 2.5% | 0%

*[1] Shown as of March 31, 2015 by % of annualized base rent and interest.*

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Diversified Across Tenants and Industries

No single tenant represents > 4% of rent and interest

TOP TENANT ROSTER[1]

Customers	% Annualized Base Rent and Interest[2]	Number of Properties
Gander Mountain Company	3.22 %	12
SMH Theatres, Inc.	2.74 %	10
O'Charley's LLC	2.16%	30
Sailormen, Inc.	1.72 %	41
FreedomRoads, LLC	1.67 %	8
Rainbow Early Education Holding, LLC	1.54%	34
Heald College, LLC[1]	1.38%	5
Conn's, Inc.	1.35 %	7
RMH Franchise Holdings, Inc.	1.34 %	17
Hill Country Holdings, LLC	1.32 %	6
All other customers (236 customers)	*81.56 %*	*903*
Total	**100.00 %**	**1,073**

Seek diversity across industries with sustained relevance

SECTOR BREAKDOWN

Customer Industry	% Annualized Base Rent and Interest[2]	Number of Properties	Building Square Footage (in thousands)
Restaurants – Full Service	16.90 %	235	1,685
Restaurants – Limited Service	10.72 %	305	896
Health Clubs	7.80 %	44	1,447
Early Childhood Education Centers	7.62 %	121	1,209
Movie Theatres	6.76 %	27	1,017
Colleges and Professional Schools	2.96 %	6	466
Junior Colleges	2.53 %	10	709
Family Entertainment	1.84 %	6	336
All Other Industries (27)	17.28 %	162	3,776
Total Service	**74.41 %**	**916**	**11,541**
Furniture Stores	4.00 %	22	1,037
Sporting Goods Stores	3.80 %	15	983
All Other Retail Industries (10)	7.16 %	53	2,442
Total Retail	**14.96 %**	**90**	**4,462**
Total Industrial (22)	**10.63 %**	**67**	**6,772**
Total	**100.00 %**	**1,073**	**22,775**

Data as of March 31, 2015.
[1] Subsequent to March 31, 2105, we terminated our two leases with Heald College, LLC (Heald); as a result, Heald is no longer one of our top ten customers.
[2] By % of annualized base rent and interest (annualized based on rates in effect on March 31, 2015, for all leases, loans and direct financing receivables in place as of that date).

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High Quality Portfolio Most Diversified Tenant Base Source: Latest publicly available quarterly financial statements as of March 31, 2015. 1 Includes: American Realty Capital Properties, Inc.; Chambers Street Properties; EPR Properties; Lexington Realty Trust; Spirit Realty Capital, Inc.; and W. P. Carey Inc. (weighted average lease term in years) Longest Lease Term Lowest Near-Term Renewal Exposure (% top 5 tenants, based on current annual rent) (% expirations by period, based on current annual rent) Our portfolio has superior term and diversification over market comparables 50% 24% 24% 24% 24% 23% 21% 18% 12% EPR O ARCP CSG SRC NNN WPC LXP STORE 6 9 10 11 11 12 12 12 15 CSG WPC O SRC EPR NNN ARCP LXP STORE 25% 33% 42% 17% 32% 52% 16% 21% 63% 2% 8% 90% 0 – 5 6 – 10 10+ S T O R E National Retail Properties, Inc. Realty Income Corporation Net Lease Peers¹

STORE capital

Flexible, Conservative Capital Structure

We have an A+ rated debt conduit and industry-leading capital flexibility

CAPITALIZATION HIGHLIGHTS

- We are capitalized with over $1 billion in funded institutional equity capital led by funds managed by Oaktree Capital Management, L.P. along with $545 million in equity capital from our IPO in 2014
- We are amongst the few REITs having access to A+ rated borrowings
- We maintain a flexible, conservative capital structure designed to benefit all stakeholders
  - Target all-in funded debt/EBITDA of ~6x – 7x
  - Target 2015 Net Acquisitions: $1 billion[3]
  - Target AFFO Payout Ratio: 70% to 75%

PRO FORMA CAPITAL STRUCTURE AS OF MARCH 31, 2015

$ millions	Actual	Pro Forma[1]
Drawn Credit Facilities	$162	$0
Long-Term Debt:		
Master Funding A+ Rated Conduit	1,082	1,447
Other Term Borrowings	197	197
Total Debt	**$1,441**	**$1,644**
Less: Cash & Equivalents	(30)	(219)
Net Debt	**$1,411**	**$1,425**
Undrawn Credit Facilities	138	350
Total Liquidity	**$168**	**$569**
Unencumbered Real Estate Assets	$1,196	$966
Adjusted Debt / Annualized Adjusted EBITDA - Current Estimated Run Rate[2]	6.0x	

Note: Columns may not sum due to rounding effects.

[1] Pro forma for net proceeds from STORE Master Funding 2015-1 transaction, which closed April 16, 2015. Pro forma for proposed equity offering based on net proceeds to S|T|O|R|E of $231 million. Pro forma for $225 million of investment activity from April 1, 2015 through May 14, 2015.

[2] Represents Adjusted Debt / Annualized Adjusted EBITDA calculated based on an estimated Annualized Adjusted EBITDA using base rent and interest, annualized based on rates in effect on March 31, 2015 for all leases, loans and direct financing receivables in place as of that date. This reported figure has many important limitations, and you should not unduly rely on it. Please see Appendix for a description of these limitations and a reconciliation of adjusted debt and EBITDA to their most comparable GAAP measures.

[3] Our target acquisitions pace is subject to numerous assumptions and factors, many of which are beyond our control, and our actual acquisitions in 2015 may be significantly less than expected. Accordingly, you should not place undue reliance on our target amount of net acquisitions in 2015.

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Prudent Leverage Philosophy and Access to A+ Rated Borrowings

STORE Master Funding is A+ rated and offers more flexibility than unsecured debt

OUR BORROWING SPREAD PHILOSOPHY

- Go long
- Be judicious
- Ladder debt maturities
- Be mindful of mean reversion
- Use the three means of interest rate risk mitigation
  - Lease escalations
  - Free cash flow levels
  - Secured debt principal paydowns

ADVANTAGES OF OUR MASTER FUNDING PROGRAM

	Master Funding	Unsecured Bond	Secured Mortgage
Greater Access to Capital at a Low Cost	✓	✗	✓
Flexible Asset Management	✓	✓	✗
Differentiated Investor Base	✓	✗	✗
Ability to Re-Lever	✓	✓	✗
Portability	✓[1]	✗	✓

OUR LONG-TERM DEBT MATURITY VS. KEY PEERS[2]


6.6 Years
6.4 Years
6.4 Years
S|T|O|R|E
National Retail Properties, Inc.[3]
Realty Income Corporation[3]

OUR COST OF FIXED RATE DEBT VS. KEY PEERS


4.9%
4.8%
4.9%
S|T|O|R|E
National Retail Properties, Inc.[3]
Realty Income Corporation[3]

Source: SEC company filings. Data as of March 31, 2015.
[1] Subject to certain conditions being met.
[2] Excludes non-permanent debt such as revolving credit facilities and lines of credit.
[3] Weighted average figures calculated using reported data. Where a range of maturities is reported for a given tranche of debt, calculation uses latest maturity specified for that tranche. Cost of fixed rate debt includes preferred equity.

17

S | T | O | R | E’s Performance ADJUSTED Funds From Operations1 (AFFO) ($MM) Portfolio weighted average Rental & Loan Interest rate 1 Refer to Appendix for reconciliation to GAAP net income. 2 Represents acquisitions of real estate and investment in loans receivable. We have built a rapidly growing REIT with a highly scalable platform ANNUAL ACQUISITIONS2 ($MM) Net Operating Income1 ($MM) $(0) $22 $62 $110 $22 $40 $(20) $20 $60 $100 $140 FY11A FY12A FY13A FY14A Q1 14A Q1 15A $4 $41 $109 $190 $39 $61 $0 $40 $80 $120 $160 $200 FY11A FY12A FY13A FY14A Q1 14A Q1 15A $278 $681 $837 $1,137 $286 $292 $0 $200 $400 $600 $800 $1000 $1200 FY11A FY12A FY13A FY14A Q1 14A Q1 15A 8.7% 8.6% 8.5% 8.6% 8.5% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% FY11A FY12A FY13A FY14A Q1 14A Q1 15A NA

Our Dividend Policy and Growth

DIVIDEND POLICY

- We have a current annualized dividend rate of $1.00 per share
  - Our dividend represents a 4.8% yield[1]
  - We have a stated target AFFO payout ratio of 70% – 75%
  - Our dividend payout ratio is amongst the lowest of net lease peer companies

INTERNAL AFFO PER SHARE GROWTH

- Our internal growth is driven by attractive average annual lease escalations of 1.7%,
- And also by our low dividend payout ratio that is designed to permit added portfolio investments.

Lease Escalation Frequency	% Annualized Base Rent and Interest[3]	Weighted Average Annual Escalation Rate
Annually	62%	1.80%
Every 5 years	31%	1.70%
Other Escalation Frequencies	4%	1.50%
Flat Leases	3%	NA
Total / Weighted Average	**100%**	**1.70%**

EXTERNAL AFFO PER SHARE GROWTH

- External growth is expected to be the main driver of AFFO growth
  - Driven by expected new investment activities that are high relative to our asset base,
  - Backed by a strong $6.4 billion pipeline of potential investments[2],
  - Backed by a well-staffed origination platform,
  - And driven by historically favorable investment spreads.

[1] *Based on closing stock price as of May 29, 2015.*
[2] *As of March 31, 2015. See slide 8 for more information about S|T|O|R|E's pipeline, including its composition. S|T|O|R|E may never acquire properties in its pipeline for a variety of reasons as described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.*
[3] *Shown as of March 31, 2015, by % of annualized base rent and interest (annualized based on rates in effect on March 31, 2015, for all leases, loans and direct financing receivables in place as of that date).*

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S | T | O | R | E is a Highly Compelling Risk-Adjusted Return Story Historical EPS Growth² >8.0% 11 36 Historical Dividend Yield >4.0% Source: SEC company filings, IBES Thomson Reuters. Data as of May 29, 2015. ¹ Ratios are calculated as: share price / 2015E AFFO per share, divided by the sum of (a) 2015-2016E AFFO per share growth and (b) 2015E AFFO yield (with 2015E AFFO yield calculated as 2015E AFFO per share divided by the share price). Figures use median consensus 2016E and 2015E AFFO per share estimates per SNL Financial and share prices as of May 29, 2015. ² Represents 3-year historical normalized diluted EPS growth of 11 companies: AGL Resources Inc., Altria Group Inc., AT&T Inc., CenturyLink Inc., Health Care REIT Inc., Iron Mountain Inc., L Brands Inc., People’s United Financial Inc., SCANA Corp. Inc., Verizon Communications Inc., Williams Companies Inc. S&P 500 500 AMONG A SMALL GROUP OF PREMIER INVESTOR STORIES PEER PRICE / AFFO GROWTH RATIOS¹ AFFO Multiple 16.9x 16.9x 15.0x 17.0x 19.0x AFFO Growth 5.4% 5.4% 8.0% 12.0% 16.0% 1.5x 1.5x 1.0x 1.0x 0.9x National Retail Properties, Inc. Realty Income Corporation Peer Ratios Implied Ratios

STORE capital

Incremental Investments Lay the Foundation for Potential AFFO Growth

This hypothetical analysis is solely intended to illustrate the potential AFFO per share growth using assumptions provided in the footnotes on this slide. The application of assumptions is illustrative only, as the Company's actual results, including AFFO per share growth, will vary materially based on a number of factors, including, among others, S|T|O|R|E's actual incremental net investment activity, the timing of such investment activity, initial weighted average capitalization rates, actual incremental debt financing and actual interest rates, actual default rates and actual cost structure. Accordingly, the hypothetical analysis illustrated is not intended to be forward looking guidance and you should therefore not rely on this as an indicator of actual future results.



$1.75
$1.50
$1.25
$1.00
Hypothetical estimate.
$1.37
9.1%
$1.50
14.2%
$1.57
Current Dividend
Annualized 1Q AFFO per Share¹
Run-Rate Adjustments Assuming Post-1Q Announced Investments and Recent Financing²
Run-Rate AFFO per Share as of May 14, 2015 Assuming IPO Capital Fully Deployed
Adjustment for Targeted Incremental Investments and Financing after Follow-On Equity Offering³
Run-Rate AFFO per Share Assuming Follow-On Capital Fully Deployed

Note: This slide contains non-GAAP financial measures. See slide 26 for more information.

[1] 1Q2015 AFFO per share of $0.34 per common share (basic and diluted) multiplied by four.

[2] Assumes the following transactions were completed as of January 1, 2015: (1) investment activity of $517 million, net of $15 million of sales, from January 1, 2015 through May 14, 2015; and (2) S|T|O|R|E's April 2015 master funding issuance.

[3] Assumes the following transactions were completed as of January 1, 2015: (1) targeted incremental net investment activity of $498 million from May 15, 2015 through December 31, 2015 at a hypothetical initial weighted average capitalization rate of 8.0%; (2) proposed sale of 11,562,500 primary shares in this offering at an assumed price of $20.86 per share (S|T|O|R|E's close price as of May 29, 2015); and (3) incremental debt financing of $267 million at an illustrative interest rate of 5.0%; also assumes that S|T|O|R|E's cost structure remains consistent with 1Q 2015. As indicated above, these assumptions are intended to be illustrative only.

21

Stable and Attractive Lease Rates Source: Green Street Advisors, U.S. Treasury, Company data and with respect to FFCA and Spirit, publicly available SEC company filings ¹ The Sharpe Ratio measures the ratio of excess returns to risk, using the spread between capitalization or lease rates and the 10-year U.S. Treasury yields to measure excess returns, and using the standard deviation of returns to measure risk. All ratios are calculated using capitalization or lease rate data during which FFCA and Spirit were publicly traded companies and the period since STORE’s inception. The ratio is calculated based on historical data from January 1994 to March 2015 for FFCA / Spirit / STORE and January 1998 to March 2015 for all other industries. Future returns and risk may not be consistent with this historical data. Sharpe Ratio¹ FFCA / SPIRIT / STORE 5.30 Industrial 2.62 Mall 2.43 Office 2.20 Multifamily 2.06 Middle market lease rates have shown historic stability through many interest rate environments Historical FFCA, Spirit FINANCE and STORE average Lease Rates vs. 10-Year Treasuries 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 FFCA Spirit Finance STORE Ten Year Treasury Avg. Spread 4.3% Avg. Spread 6.3% Avg. Spread 4.1%

Investment Highlights Our business model is positioned to deliver dividends as well as internal and external growth 2 We believe we employ a market-leading, direct origination approach in an underserved $2trn market 1 Our leadership team has a 35 year track record of out-performance1 6 4 Our underwriting and management processes are designed to deliver investment-grade contract risk 5 Our differentiated capital markets strategy is designed to achieve an ideal capital structure We own a high quality, highly diversified and growing portfolio of STORE properties 3 1 Based on annualized total returns earned by management’s prior investment vehicles while operating as a public company, compared to annualized total returns on the MSCI US REIT Index during the same periods. See slide 5. The past performance of these investment vehicles is not an indicator of STORE’s future performance, and STORE’s performance may be significantly less favorable than the past performance data included in this presentation. Moreover, some of the past performance data covers periods with economic characteristics and cycles and interest rate environments that are significantly different from those STORE faces today and may face in the future.

Appendix

Definitions and Footnotes 1 Represents the weighted average annual escalation rate of the entire portfolio as if the escalations in all leases were expressed on an annual basis and assumes the contracts that increase based on changes in CPI increase at the minimum of the stated fixed percentage in the contract. 2 STORE defines occupancy as a property being subject to a lease or loan contract. 3 Represents the number of our investment locations that have been closed by the tenant but remain subject to a lease. 4 Percentage of investment portfolio in multiple properties with a single customer subject to master leases. Based on annualized base rent and interest (ABR), 86% of our investment portfolio involves multiple properties with a single customer, whether or not subject to a master lease. 5 Represents the ratio of purchase price to replacement cost (new) at acquisition. 6 STORE calculates a unit's fixed charge coverage ratio, or FCCR, generally as the ratio of (i) the unit's earnings before interest, taxes, depreciation, amortization, and restructuring or rent costs, less a standardized corporate overhead expense based on estimated industry standards, to (ii) the unit's total fixed charges, which consist of its lease expense, interest expense and scheduled principal payments on indebtedness. The four-wall coverage ratio refers to a unit's FCCR before taking into account standardized corporate overhead expense. 7 STORE measures the credit quality of our portfolio on a contract-by-contract basis using our proprietary STORE Score, which is a risk measure that reflects both the credit risk of our tenants and the profitability of the operations at the properties. As of March 31, 2015, STORE's tenants had a weighted average tenant credit profile of approximately "Ba3" as measured by the Moody's Analytics RiskCalc rating scale. However, considering the profitability of the operations at its properties and STORE's assessment of the likelihood that the tenants choose to continue to operate at the properties in the event of their insolvency, the credit quality of its contracts, or STORE Score, is enhanced to a weighted average rating of approximately "Ba1." See Slide 12

Supplemental Reporting Measures Funds from Operations, or FFO, and Adjusted Funds from Operations, or AFFO, and run-rate AFFO Funds from Operations, or run-rate AFFO Funds from Operations, or FFO, Adjusted Funds from Operations, or AFFO, and run-rate AFFO Funds from Operations, or run-rate AFFO, are non-GAAP measures utilized to evaluate operating performance of real estate companies. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income, excluding gains (or losses) from extraordinary items and sales of depreciable property, real estate impairment losses and depreciation and amortization expense from real estate assets, including the pro rata share of such adjustments of unconsolidated subsidiaries. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rents, amortization of deferred financing costs and stock-based compensation. In addition, in deriving AFFO, we exclude transaction costs associated with acquiring real estate subject to existing leases. Our run-rate AFFO for a particular period is intended to indicate the estimated, hypothetical AFFO that would have been generated during that period had our real estate portfolio in existence as of the end of that period been in place as of the beginning of that period. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. Management believes that AFFO provides more useful information to investors and analysts because it modifies FFO to exclude additional non-cash revenues and expenses such as straight-line rents, amortization of deferred financing costs and stock-based compensation as such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. Additionally, in deriving AFFO, we exclude transaction costs associated with acquiring real estate subject to existing leases. We view transaction costs to be a part of our investment in the real estate we acquire, similar to the treatment of acquisition and closing costs on our sale-leaseback transactions, which are capitalized as a part of the investment in the asset. We believe that transaction costs are not an ongoing cost of the portfolio in place at the end of each reporting period and, for these reasons, we add back the portion expensed when computing AFFO. As a result, we believe AFFO to be a more meaningful measurement of ongoing performance that allows for greater performance comparability. Therefore, we disclose both FFO and AFFO and reconcile them to the most appropriate GAAP performance metric, which is net income. STORE’s FFO and AFFO may not be comparable to similarly titled measures employed by other companies.

Supplemental Reporting Measures (Continued) Annualized Adjusted Debt to Annualized Adjusted EBITDA , Adjusted Debt, EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA Adjusted Debt to Annualized Adjusted EBITDA, or leverage, is a supplemental non-GAAP financial measure we use to evaluate the level of borrowed capital being used to increase the potential return of our real estate investments. We calculate leverage by dividing Adjusted Debt by Annualized Adjusted EBITDA. Because our portfolio growth level is significant to the overall size of the Company, we believe that presenting this leverage metric on a run rate basis is more meaningful than presenting the metric for the historical quarterly period, and we refer to this metric as Adjusted Debt to Annualized Adjusted EBITDA—Current Estimated Run Rate. Leverage should be considered as a supplemental measure of the level of risk to which stockholder value may be exposed. Our computation of leverage may differ from the methodology employed by other companies and, therefore, may not be comparable to other measures. Earnings before interest, taxes, depreciation and amortization, or EBITDA, is calculated as net income in accordance with GAAP before interest, taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA modified to include other adjustments to GAAP net income for transaction costs, non-cash impairment charges and gains (or losses) on dispositions of real estate. We believe Adjusted EBITDA is useful to investors and analysts because it provides important information concerning our operating performance exclusive of certain non-cash and other costs. Our presentation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures employed by other companies. Adjusted Debt represents our outstanding debt (including our unsecured credit facility and non-recourse debt obligations of consolidated special purpose entities) of $1.44 billion excluding unamortized net debt premium of $0.5 million, further reduced for cash and cash equivalents of $30.3 million and restricted cash deposits held for the benefit of lenders of $2.3 million, for a net Adjusted Debt of $1.41 billion as of March 31, 2015. We believe excluding unamortized net debt premium, cash and cash equivalents and restricted cash deposits held for the benefit of lenders provides an estimate of the net contractual amount of borrowed capital to be repaid, which we believe is a beneficial disclosure to investors and analysts. Annualized Adjusted EBITDA—Current Estimated Run Rate is calculated based on an estimated Adjusted EBITDA for the quarter as if all leases and loans in place as of March 31, 2015 had been in place as of January 1, 2015; then annualizing the amount by multiplying it by four. You should not unduly rely on this metric as it is based on several assumptions and estimates that may prove to be inaccurate. Our actual reported Adjusted EBITDA for future periods may be significantly less than that implied by our reported Annualized Adjusted EBITDA—Current Estimated Run Rate for a variety of reasons. We believe that presenting supplemental reporting measures, or non-GAAP measures, such as EBITDA and Adjusted EBITDA is useful to investors and analysts because it provides important information concerning our operating performance exclusive of certain non-cash and other costs. These non-GAAP measures have limitations as they do not include all items of income and expense that affect operations. Accordingly, they should not be considered alternatives to net income as a performance measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

GAAP Reconciliations: Net Income to NOI Note: Columns may not sum due to rounding effects. From Inception (May 17, 2011) through December 31, 2011 Twelve Months Ended December 31, Three Months Ended March 31, $ millions 2012 2013 2014 2014 2015 Net (Loss) / Income $ (2.0) $ 8.2 $ 26.3 $ 48.1 $ 9.5 $ 17.1 Less: gain on disposition of real estate investments - - - (4.5) - - Less: income from discontinued operations, net of taxes (0.7) (0.9) (4.0) (1.1) (0.8) - (Loss) / Income from Continuing Operations $ (2.7) $ 7.3 $ 22.3 $ 42.5 $ 8.7 $ 17.1 Adjustments: Income tax expense - 0.1 0.2 0.2 0.1 0.1 Depreciation and amortization 1.0 11.0 30.3 57.0 11.6 18.9 General and administrative 4.0 10.4 14.1 19.5 4.2 6.6 Transaction costs 0.4 0.4 2.6 2.8 0.4 0.3 Interest 1.1 11.5 39.2 68.0 14.4 17.2 Provision for impairment of real estate - - - - - 1.0 Net Operating Income $ 3.9 $ 40.6 $ 108.8 $ 190.0 $ 39.3 $ 61.2

GAAP Reconciliations: Net Income to FFO and AFFO Note: Columns may not sum due to rounding effects. From Inception (May 17, 2011) through December 31, 2011 Twelve Months Ended December 31, Three Months Ended March 31, $ millions 2012 2013 2014 2014 2015 Net (Loss) / Income $ (2.0) $ 8.2 $ 26.3 $ 48.1 $ 9.5 $ 17.1 Depreciation and amortization of real estate assets: Continuing operations 1.0 10.9 30.1 56.7 11.5 18.8 Discontinued operations 0.0 0.1 0.6 - - - Provision for impairment of real estate - - - - - 1.0 Losses / (Gains) on the disposition of real estate, net of tax 0.0 (0.2) (2.2) (5.5) (0.7) - Funds From Operations $ (1.0) $ 19.0 $ 54.8 $ 99.4 $ 20.3 $ 36.9 Adjustments: Straight-line rental revenue, net - (0.2) (1.4) (2.4) (0.6) (0.1) Transaction costs 0.4 0.4 2.6 2.8 0.4 0.3 Non-cash stock based compensation - 0.4 1.2 2.3 0.4 0.9 Non-cash interest expense 0.5 2.1 4.2 7.1 1.3 1.4 Amortization of lease-related intangibles and costs - 0.1 0.3 0.7 0.1 0.2 Adjusted Funds From Operations (AFFO) $ (0.0) $ 21.7 $ 61.7 $ 109.9 $ 21.9 $ 39.5

GAAP Reconciliations: Debt to Adj. Debt and Net Income to Adj. EBITDA $ millions As of March 31, 2015 Debt $ 1,441.2 Adjustments: Unamortized net debt premium (0.5) Cash and cash equivalents (30.3) Restricted cash deposits held for the benefit of lenders (2.3) Adjusted Debt $ 1,408.1 $ millions Three Months Ended March 31, 2015 Net income $ 17.1 Adjustments: Interest 17.2 Depreciation and amortization 18.9 Income tax expense 0.1 EBITDA $ 53.3 Adjustments: Transaction costs 0.3 Provision for impairment of real estate 1.0 Adjusted EBITDA $ 54.5 Estimated additional Adjusted EBITDA for quarter had all leases and loans in place as of March 31, 2015 been in place as of January 1, 2015 4.3 Adjusted EBITDA – Current Estimated Run Rate $ 58.8 Annualized Adjusted EBITDA – Current Estimated Run Rate $ 235.3 Adjusted Debt / Annualized Adjusted EBITDA – Current Estimated Run Rate 6.0 x Note: Columns may not sum due to rounding effects.